SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 19, 2005

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



          Virginia                    000-23847               54-1873994
(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)         Identification No.)

                            ------------------------

                               25020 Shore Parkway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

     (c) Exhibits. 99.1 Press Release issued by Shore Financial Corporation, dated July 19, 2005.


Item 12.    Results of Operations and Financial Condition.

         On July 19, 2005, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended June 30, 2005. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           SHORE FINANCIAL CORPORATION


                           By: /s/  Steven M. Belote
                              ------------------------------------------
                              Steven M. Belote
                              Vice President and Chief Financial Officer


July 19, 2005

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, July 19, 2005

           Shore Financial Corporation Announces 10% Earnings Increase

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $613,700, or $0.29 per diluted share, for the three months ended June 30, 2005, compared to earnings of $556,100, or $0.26 per diluted share, for the same period of 2004. Earnings for the six months ended June 30, 2005 increased to $1.24 million, compared to $1.16 million for the 2004 six month period.

         The company's net interest income increased 17.1% to $2.05 million and 18.2% to $4.12 million for the quarter and six month periods ended June 30, 2005, respectively, as compared to the same periods of 2004. These increases resulted primarily from growth in loans which averaged $182.2 million during the six months ended June 30, 2005, compared to $150.1 million for the 2004 six month period. The commercial and residential real estate loan portfolios continued to drive loan growth with increases in average balances of 27.7% and 21.9%, respectively. The company's total assets at the end of the quarter were $250.8 million, representing a 22.4% increase since June 2004. Deposit balances ended the quarter at $196.2 million, an 11.5% increase since June 2004. Noninterest-bearing deposit growth remained strong with an increase of 20.6% since June 2004, while lower-costing interest-bearing transaction accounts increased 12.0% and time deposits declined 4.9% during the period.

         Noninterest income for the June 2005 quarter was $563,900, compared to $459,200 for the June 2004 quarter end. Noninterest income for the six month period ended June 30, 2005 was $1.09 million, compared to $978,300 for the same period a year ago. During the 2005 quarter and six month periods, the bank's mortgage banking operation contributed $46,100 and $77,900, respectively, in fees to the company's earnings. Gains on sales of securities positively impacted 2005 quarterly and six month earnings by $69,800 and $160,200, respectively, compared to a nominal loss during the June 2004 quarter and gains of $93,400 for the June 2004 six month period.

         Investments made by the company in infrastructure over the past eighteen months continue to impact earnings. These include opening a new facility that combined operations and corporate offices and upgrading the company's computer systems. These expenditures were incurred in order to support continued asset growth and to improve the company's operations. As a result, noninterest expense for the June 2005 quarter and six month periods ended were $1.64 million and $3.24 million, respectively, as compared to $1.29 million and $2.57 million during the same periods of 2004. Other factors impacting noninterest expense include increases in employee compensation and benefits expense and additional professional fees, primarily resulting from costs associated with meeting the requirements of Sarbanes-Oxley.

         During the second quarter the company expanded its investment subsidiary by hiring a fifteen year veteran in the retail stock brokerage business in its primary market of the Eastern Shore of Virginia. The new broker, Ann Y. Justis, was named Vice President and Investment Officer of Shore Investments and is managing the new office in Accomac, Virginia.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full-service banking facilities, nineteen ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com


Financial Highlights:

                                      Three Months Ended June 30,               Six Months Ended June 30,
                                 ---------------------------------------  --------------------------------------
                                        2005                2004                2005                2004
                                 ------------------- -------------------  ------------------  ------------------

OPERATIONS:

Net Interest Income                      $2,046,700          $1,747,400          $4,119,800          $3,484,700

Noninterest Income                          563,900             459,200           1,086,100             978,300

Loan Loss Provision                          82,000             104,700             160,200             209,400

Noninterest Expense                       1,639,100           1,292,900           3,239,600           2,570,900

Income Tax Expense                          275,800             252,900             561,300             525,800

Net Income                                  613,700             556,100           1,244,800           1,156,900


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                  2,070,937           2,062,324           2,070,697           2,062,324

Weighted Avg Shares-Basic                 2,070,800           2,062,300           2,069,300           2,062,200

Weighted Avg Shares-Diluted               2,101,200           2,097,500           2,099,700           2,094,500

Basic Earnings Per Share                      $0.29               $0.27               $0.60               $0.56

Diluted Earnings Per Share                    $0.29               $0.26               $0.59               $0.55

Total Assets                            250,786,300         204,980,500         250,786,300         204,980,500

Gross Loans                             188,814,200         149,672,100         188,814,200         149,672,100

Deposits                                196,215,200         176,039,900         196,215,200         176,039,900

Total Equity                             22,686,900          20,944,200          22,686,900          20,944,200

Average Assets                          244,827,000         212,429,600         240,916,000         206,789,000

Average Equity                           22,382,700          21,976,000          22,340,000          21,254,000

Net Interest Margin                           3.63%               3.60%               3.71%               3.68%

Return on Average Assets                      1.00%               1.05%               1.03%               1.12%

Return on Average Equity                     10.97%              10.12%              11.14%              10.89%

Efficiency Ratio                             63.47%              58.11%              63.50%              58.35%
